AMENDED AND RESTATED
                            CASH MANAGEMENT AGREEMENT


                  This Amended and Restated Cash Management Agreement (this "Agreement") is made and entered into as of June 16, 1997 by and among BT Office Products International, Inc., a Delaware corporation ("BTOPI"), acting for itself and each of its wholly-owned subsidiaries incorporated and doing business in the United States (collectively, the "BTOPI Group"), Sengewald USA, Inc., a Maryland corporation ("Sengewald"), and KNP BT USA Holdings, Inc., a Delaware corporation ("Holdings").


                              W I T N E S S E T H:


                  WHEREAS, the BTOPI Group, Sengewald, KNP BT Antilliana N.V., a Netherlands Antilles corporation ("Antilliana"), and KNP BT Finance (USA), Inc., a Delaware corporation ("KNP BT Finance"), are parties to the Cash Management Agreement dated June 24, 1996, as modified by the Termination Agreement dated as of April 27, 1997 terminating Astro-Valcour, Inc. and each of its wholly-owned subsidiaries from such agreement (as so modified, the "Existing Agreement"); and

                  WHEREAS, pursuant to the Existing Agreement, the BTOPI Group, Sengewald and Antilliana have been investing cash in their bank accounts with KNP BT Finance and KNP BT Finance has been covering any overdrafts in their bank accounts up to specified limits; and

                  WHEREAS, in connection with the anticipated dissolution of KNP BT Finance and cessation of treasury operations of Antilliana, KNP BT Finance and Antilliana wish to terminate their obligations under the Existing Agreement and the BTOPI Group, Sengewald and Holdings wish to institute a new cash management program under which cash will be invested with BTOPI and BTOPI will cover overdrafts up to specified limits.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. This Agreement shall be effective from and after the date hereof and the Existing Agreement is hereby terminated and of no further force or effect. Each of the BTOPI Group and Sengewald acknowledges that any and all amounts owing to it under the Existing Agreement have been paid in full. By executing the Acknowledgement on the signature page hereto, each of KNP BT Finance and Antilliana also acknowledges that the Existing Agreement is hereby terminated and that any and all amounts owing to it under the Existing Agreement have been paid in full.

                  2. Each of the parties to this Agreement shall establish an account or accounts (each, a "Designated Account") at First National Bank of Maryland or such other bank in the United States as all of the parties shall agree (the "Sweep Bank"). Each party shall give the Sweep Bank instructions that, for value at the close of each business day, any net positive balance in the Designated Accounts of any of the parties other than BTOPI shall be transferred to the Designated Account of BTOPI at the Sweep Bank and any net overdraft in the Designated Accounts of any of the parties other than BTOPI shall be covered by a transfer from the Designated Account of BTOPI to the Designated Account of the party with the overdraft up to limits to be arranged separately.

                  3. Any transfer to BTOPI shall constitute a loan from the transferring party to BTOPI, and any transfer from BTOPI to another party shall constitute a loan from BTOPI to that party.

                  4. On any positive balance transferred by another party to it, BTOPI shall pay interest at the LIBO Rate (as hereinafter defined) minus .625%. On any overdraft covered by a transfer of funds from BTOPI, the party receiving the transfer shall pay interest to BTOPI at the LIBO Rate plus .625%. For purposes of this Agreement, the term "LIBO Rate" shall mean, with respect to any transfer of funds constituting a loan hereunder with a one (1) month interest period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate set by the Sweep Bank as the LIBO Rate as of 11:00 a.m. (local time at the principal office of the Sweep Bank) on the date of such loan for deposits in Dollars and for a maturity comparable to such interest period.

                  5. Interest due to or from BTOPI shall be accumulated for the period through the end of each month or to the termination date of this Agreement, as the case may be, and shall be paid for value not later than the third day thereafter that banks are open for business at the location of the Sweep Bank.

                  6. Not later than the day prior to the date when an interest payment is due, BTOPI shall provide the party to receive or make such payment with an accounting of interest earned and interest charged for the period to be covered by such payment.

                  7. This Agreement shall terminate as to any party upon the first to occur of the following:

                  (1) the expiration of thirty days following written notice by such party (the "terminating party") to each other party to this Agreement terminating this Agreement as to such terminating party;

                  (2) any payment of interest due from such party pursuant hereto shall not be made when and as due and in accordance with the terms of this Agreement and such failure shall continue for 14 days;

                  (3) (A) such party shall fail to pay, in accordance with its terms and when due and payable, any of the principal of or interest on any of its indebtedness (other than amounts due hereunder) or (B) the maturity of any such indebtedness shall, in whole or in part, have been accelerated, or any such indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions governing such indebtedness, and in the case of each of (A) and (B) such event shall not be cured within 14 days;

                  (4) (A) such party shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such party shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against such party any case, proceeding or action of a nature referred to in clause (A) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 30 days; or (C) there shall be commenced against such party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (D) such party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B) or (C) above; or (E) such party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (5) the guaranty of a person guaranteeing the obligations of such party hereunder shall cease, for any reason, to be in full force and effect;

                  (6) N.V. Koninklijke KNP BT shall at any time, directly or indirectly, fail to own, beneficially, more than 50% of the issued and outstanding share capital of BTOPI, in which case this Agreement shall terminate as to all parties;

                  (7) as to Sengewald or Holdings, N.V. Koninklijke KNP BT shall at any time, directly or indirectly, fail to own, beneficially, more than 50% of the issued and outstanding share capital of Sengewald or Holdings, as the case may be; or

                  (8)  the mutual written consent of the parties hereto.

                  8. By executing a copy of this Agreement as guarantor in the space provided below, N.V. Koninklijke KNP BT hereby unconditionally guarantees the obligations hereunder of Sengewald and Holdings.

                  9.  Except  as  otherwise  expressly  provided,  all  notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered in writing (which shall include telecopy transmissions) at the respective addresses and telecopier numbers and to the attention of the individuals or departments listed on Exhibit A to this Agreement or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify. Notices, communications and materials shall be deemed given or delivered when delivered or received at the appropriate address or telecopy number to the attention of the appropriate individual or department.

                  10.   This   Agreement   may  be  signed  in  any   number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                  11. This Agreement embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

                  12.  This  Agreement   shall  governed  by  and  construed  in
accordance with the laws of the State of Delaware, USA, without giving effect to any doctrine of conflicts of law.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                   BT OFFICE PRODUCTS INTERNATIONAL, INC.



                   By:/s/ Francis J. Leonard
                   --------------------------------------
                   Name:  Francis J. Leonard
                   Title: Vice President of Finance and Chief Financial Officer


                   SENGEWALD USA, INC.



                   By: /s/ Hugo Barbas
                   --------------------------------------
                   Name:   Hugo Barbas
                   Title:  President


                   KNP BT USA HOLDINGS, INC.


                   By: /s/ Francis J. Leonard
                   --------------------------------------
                   Name:   Francis J. Leonard
                   Title:  Vice President


(AS TO SECTION 1 OF THIS AGREEMENT)
ACKNOWLEDGED AND AGREED TO:


                   KNP BT FINANCE (USA), INC.


                   By: /s/ Andre W.M. Zwetsloot
                   --------------------------------------
                   Name:   Andre W.M. Zwetsloot
                   Title:  President


                   KNP BT ANTILLIANA N.V.


                   By: /s/ Andre W.M. Zwetsloot
                   --------------------------------------
                   Name:   Andre W.M. Zwetsloot
                   Title:  Managing Director

Guarantees of the Obligations Hereunder of:


                  Sengewald and Holdings:

                  N.V. KONINKLIJKE KNP BT


                  By: /s/ F.J. de Wit
                  --------------------------------------
                  Name:   F.J. de Wit
                  Title:  Chairman


                  By: /s/ R.W.J.M  Bonnier
                  --------------------------------------
                  Name:   R.W.J.M  Bonnier
                  Title:  Board Member


                                    EXHIBIT A

BT Office Products                             Sengewald USA, Inc.
  International, Inc.                          c/o N.V. Koninklijke KNP BT
2150 East Lake Cook Road, Suite 509            Museumplein 9
Buffalo Grove, Illinois 60089                  1071 DJ Amsterdam
Attn: Chief Financial Officer                  P.O. Box 87654
Telecopier #: + 847-808-8268                   The Netherlands
                                               Attn: Director of Fiscal Affairs
                                               Telecopier #: +011 31 20 574 7400

                                               KNP BT USA Holdings, Inc.
                                               c/o N.V. Koninklijke KNP BT
                                               Museumplein 9
                                               1071 DJ Amsterdam
                                               P.O. Box 87654
                                               The Netherlands
                                               Attn: Director of Fiscal Affairs
                                               Telecopier #: +011 31 20 574 7400

                                               N.V. Koninklijke KNP BT
                                               Museumplein 9
                                               1071 DJ Amsterdam
                                               P.O. Box 87654
                                               The Netherlands
                                               Attn: Director of Fiscal Affairs
                                               Telecopier #: +011 31 20 574 7400